Exhibit 99.1

Solta Medical Reports Second Quarter 2010 Results

Revenue of $30.1 million up $2.7 million or 10% from Q2 2009

Company Generates Record $7.7 million in Cash Flow from Operations

HAYWARD, Calif., August 3, 2010 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the second quarter ended June 30, 2010. The results for the quarter were highlighted by year-over-over revenue growth of 10%, generation of $7.7 million in cash flow from operations, and complete integration of the Aesthera acquisition into Solta operations.

Revenue for the second quarter was $30.1 million, an increase of approximately $2.7 million, or 10%, as compared to the second quarter 2009 revenue of $27.4 million. Results for the quarter were driven by year-over-year double-digit revenue growth in North America, Asia Pacific, and Latin America.

Solta Medical’s GAAP reported results for the second quarter of 2010 include non-cash amortization and other charges of $1.4 million related to the acquisitions of Reliant Technologies and Aesthera Corporation, non-cash stock based compensation charges of $0.6 million, and cash expenses of $0.2 million related to the acquisition of Aesthera Corporation. The Company provides additional non-GAAP financial measures that exclude these charges and expenses.

The GAAP gross profit for the quarter was $18.7 million, or 62% of net revenue. Non-GAAP gross profit for the quarter was $19.9 million, or 66% of net revenue. GAAP net income for the quarter was $1.5 million, or $0.02 per share on a diluted basis, as compared to GAAP net income of $0.1 million, or breakeven earnings per share on a diluted basis, reported for the second quarter of 2009. Non-GAAP net income for the quarter was $3.8 million, or $0.06 per share on a diluted basis, as compared to non-GAAP net income of $2.3 million, or $0.05 per share on a diluted basis, reported for the second quarter of 2009. Non-GAAP EBITDA for the second quarter was $5.0 million compared to $3.1 million in the prior year period. Cash flow from operations for the quarter was a record $7.7 million compared to cash used in operating activities of $2.8 million in the second quarter of 2009. The results for the quarter also include the previously reported patent litigation settlement with Alma Lasers under which Solta received a one-time payment of $2.25 million.

“We continue to be successful in expanding our customer base, as well as building relationships with our existing customers,” said Stephen J. Fanning, Chairman, President & CEO. “Year-over-year we generated double digit revenue increases in new system sales for both Thermage® and Fraxel® brands. In addition, we are gaining traction in the marketplace with the Isolaz® brand through our recent acquisition of Aesthera. We also completed the integration of Aesthera into Solta’s operations in the second quarter. Finally, our record cash flow generated from operations of $7.7 million reflects the operating benefits of having three premier brands in the aesthetic device industry, a strong IP position, and efficient management of inventories and accounts receivable.”

Financial Goals for 2010

The company provided the following financial goals for 2010 :

•	Revenue for the full year 2010 of approximately $115 million which represents an increase of approximately $16 million, or 16%, from revenue for the full year 2009 of $98.8 million.

•	Positive non-GAAP EBITDA for every quarter of 2010.

•	Non-GAAP gross margin in the range of 66% to 69% for the full year 2010 excluding non-cash amortization charges and non-cash acquisition related adjustments.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses, all net of income taxes. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with management’s internal use of the measures, which it uses to measure the performance of ongoing operating results, against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will also host a conference call and webcast today, Tuesday, August 3, 2010, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 877-941-1465 for domestic participants and 480-629-9644 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain accessible for thirty days. This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers. Callers will need to use the Passcode 43318121#. To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address a range of skin issues under the industry’s three premier brands: Thermage®, Fraxel® and Isolaz®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Isolaz is the only laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. Since 2002, approximately one million Thermage, Fraxel and Isolaz procedures have been performed in over 100 countries. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding expanding distribution of Aesthera’s Isolaz systems and our financial goals for 2010. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended

December 31, 2009, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn, Chief Financial Officer of Solta Medical, Inc.,

+1-510-786-6890; or

investors,

Doug Sherk,

dsherk@evcgroup.com, or

Jenifer Kirtland

jkirtland@evcgroup.com

EVC Group, +1-415-896-6820, for Solta Medical, Inc.

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue	$30,080	$27,417	$56,015	$52,662
Cost of revenue	11,358	10,777	20,500	22,284

Gross margin	18,722	16,640	35,515	30,378

Operating expenses:
Sales and marketing	11,429	9,038	21,317	19,513
Research and development	4,276	3,949	8,395	7,865
General and administrative	3,228	3,452	7,712	7,770
Legal settlement gain	(2,241)	—	(2,213)	—

Total operating expenses	16,692	16,439	35,211	35,148

Income (loss) from operations	2,030	201	304	(4,770)
Interest and other income	15	41	22	302
Interest and other expense	(289)	(104)	(439)	(151)

Income (loss) before income taxes	1,756	138	(113)	(4,619)
Provision for income taxes	247	53	311	71

Net income (loss)	$1,509	$85	($424)	($4,690)

Net income (loss) per share — basic	$0.03	$0.00	($0.01)	($0.10)

Net income (loss) per share — diluted	$0.02	$0.00	($0.01)	($0.10)

Weighted average shares outstanding used in calculating net income (loss) per share:
Basic	59,437,038	47,806,228	58,229,078	47,782,656

Diluted	61,530,085	47,920,161	58,229,078	47,782,656

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS),

EBITDA, NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP Gross margin	$18,722	$16,640	$35,515	$30,378
Non-GAAP adjustments to gross margin:
Amortization and other non-cash acquisition related charges	1,142	1,048	2,002	4,024
Stock-based compensation	68	61	142	114

Non-GAAP gross margin	$19,932	$17,749	$37,659	$34,516

Non-GAAP gross margin as % of sales	66%	65%	67%	66%

GAAP income (loss) from operations	$2,030	$201	$304	($4,770)
Non-GAAP adjustments to net income (loss) from operations:
Amortization and other non-cash acquisition related charges	1,430	1,383	2,651	4,675
Severance expenses	55	—	55	118
Acquisition-related expenses	139	—	963	—
Stock-based compensation	618	864	1,320	1,653

Non-GAAP income from operations	$4,272	$2,448	$5,293	$1,676
Depreciation expenses	742	670	1,398	1,395

Non-GAAP EBITDA	$5,014	$3,118	$6,691	$3,071

GAAP net income (loss)	$1,509	$85	($424)	($4,690)
Non-GAAP adjustments to net income (loss):
Amortization and other non-cash acquisition related charges	1,430	1,383	2,651	4,675
Severance expenses	55	—	55	118
Acquisition-related expenses	139	—	963	—
Stock-based compensation	618	864	1,320	1,653

Non-GAAP net income	$3,751	$2,332	$4,565	$1,756

GAAP basic net income (loss) per share	$0.03	$0.00	($0.01)	($0.10)
Non-GAAP adjustments to basic income (loss) per share:
Amortization and other non-cash acquisition related charges	$0.02	$0.03	$0.05	$0.10
Severance expenses	$0.00	—	$0.00	$0.00
Acquisition-related expenses	$0.00	—	$0.02	—
Stock-based compensation	$0.01	$0.02	$0.02	$0.04

Non-GAAP basic net income per share	$0.06	$0.05	$0.08	$0.04

Non-GAAP diluted net income per share	$0.06	$0.05	$0.08	$0.04

GAAP weighted average shares outstanding used in calculating basic net income (loss) per share	59,437,038	47,806,228	58,229,078	47,782,656

GAAP weighted average shares outstanding used in calculating diluted net income (loss) per share	61,530,085	47,920,161	58,229,078	47,782,656
Adjustments for dilutive potential common stock	888,109	447,282	2,049,456	400,552

Weighted average shares outstanding used in calculating non-GAAP diluted net income per share	62,418,194	48,367,443	60,278,534	48,183,208

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$36,978	$14,744
Accounts receivable	10,971	12,381
Inventories	13,448	14,117
Prepaid expenses and other current assets	3,925	4,748

Total current assets	65,322	45,990
Property and equipment, net	5,973	5,613
Purchased intangible assets, net	38,180	36,799
Goodwill	48,710	47,289
Other assets	267	458

Total assets	$158,452	$136,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$6,596	$6,065
Accrued liabilities	12,191	10,968
Current portion of deferred revenue	3,788	4,534
Short-term borrowings	9,480	9,432
Customer deposits	514	529

Total current liabilities	32,569	31,528
Deferred revenue, net of current portion	662	612
Term loan, net of current portion	874	1,626
Non-current tax liabilities	1,901	1,862
Other liabilities	217	284

Total liabilities	36,223	35,912

Stockholders’ equity:
Common stock, $0.001 par value:
100,000,000 shares authorized
59,514,034 and 48,077,028 shares issued and outstanding at June 30, 2010 and December 31, 2009	60	48
Additional paid-in capital	191,687	169,283
Accumulated deficit	(69,518)	(69,094)

Total stockholders’ equity	122,229	100,237

Total liabilities and stockholders’ equity	$158,452	$136,149